UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                        Date of Report: January 23, 2004
                        (Date of Earliest event reported)


                          CALIFORNIA ALMOND INVESTORS I
                          -----------------------------
                        A California Limited Partnership
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)


33-10196                                    94-03021688
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


                          California Almond Investors I
                             2210 Northpoint Parkway
                              Santa Rosa, CA 65407
             (Address of principal executive offices and & zip code)


                                  707-579-3742
                Registrant Telephone number, including area code

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Item 2. - Acquisition or Disposition of Assets.

Hooker Ranch

         As part of the partnership's plan to liquidate, on January 23, 2004, the Partnership sold the Hooker Ranch. The property was purchased on March 15, 1989 for approximately $1,527,500.

         The property is located in the San Joaquin Valley of California, approximately seven miles east of the town of Hickman, which is approximately 14 miles northwest of Modesto in east central Stanislaus County. The property comprises approximately 241 gross acres, with approximately 233 acres planted with almond trees. The almond trees were planted in 1981, and consist of 50% NonPareil, 25% Carmel, and 25% Fritz nut varieties.

         The property was appraised in November 2003 for $1,250,000. It was sold for $1,800,000. The sale was an all cash transaction. The buyer was the Dave Wilson Nursery. The buyer was not related to the General Partner, Charterhill Pacific, or any of their principals.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:      Vintech Almond Advisers, Inc.
         A California Corporation,
         Managing General Partner


         By:
              -----------------------------------------------------
              David A. Bade,            President